Exhibit 23.01

SCANA CORPORATION

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-161239 and 333-174796 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-37398 on Form S-8 and Registration Statement No. 333-163075 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 333-155702  on Form S-3 of our report dated June 27, 2011, relating to the financial statements and supplemental schedule of SCANA Corporation Stock Purchase – Savings Plan appearing in this Annual Report on Form 11-K of SCANA Corporation Stock Purchase – Savings Plan for the year ended December 31, 2010.

/s/DELOITTE & TOUCHE LLP
Raleigh, North Carolina
June 27, 2011

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